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                                 UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  May 31, 1995


                           FIRST COASTAL CORPORATION
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


     Delaware                    0-14087                     06-1177661
- -------------------------------------------------------------------------------
(State or other             (Commission File               (IRS Employer
jurisdiction of                  Number)                Identification No.)
incorporation)


36 Thomas Drive, Westbrook, Maine                              04092
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(Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code 207-774-5000


 Not applicable
- -------------------------------------------------------------------------------
(Former name or former address, if changed since last report)



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Item 5.  Other Events.

First Coastal Corporation (the "Corporation") announced that effective as of May 31, 1995 upon the filing with the Delaware Secretary of State of the Amendment to the Certificate of Incorporation (the "Effective Date"), the Corporation effected a one for ten reverse stock split with respect to the issued and outstanding common stock of the Corporation. The reverse stock split was approved by a majority of the outstanding shares of the Corporation's common stock entitled to vote at the Corporation's annual meeting of stockholders held on January 31, 1995.

As a result of the reverse stock split, the number of outstanding shares of common stock was reduced from 6,006,745 shares to approximately 600,674 shares, subject to adjustment due to the purchase of fractional shares. As of the Effective Date, each ten shares of pre-split common stock were reclassified as and changed into one share of post-split common stock of the Corporation. The Corporation will not issue fractions of shares of post-split common stock. Stockholders who immediately prior to the Effective Date owned a number of shares of pre-split common stock not evenly divisible by ten will be entitled to receive an amount equal to the cash value of the fractional share, determined by multiplying the fractional share interest by $3.20, representing the estimated fair market value of a share of post-split common stock as of the Effective Date as determined by the Board of Directors in consultation with the Corporation's financial advisor. Such amount was determined by the Board for the sole purpose of determining fractional share amounts in connection with the reverse stock split, and the Corporation cautions its stockholders that the shares of its common stock may not trade after the Effective Date at or near such amount.

Mellon Securities Trust Company, the Corporation's transfer agent and registrar, has been appointed by the Corporation as exchange agent to act for holders of the Corporation's common stock in implementing the exchange of their certificates. Stockholders should not send in their certificates until the notice informing them of the effectiveness of the reverse stock split and letter of transmittal are received and should surrender their certificates only with such letter of transmittal.





Item 7.  Financial Statements and Exhibits.

(a)  Not applicable.

(b)  Not applicable.

(c)  Exhibits

     99a. Press Release of the Corporation and the Bank, dated May 31, 1995.




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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          First Coastal Corporation
                                          -------------------------------------
                                          (Registrant)




                                         /S/Gregory T. Caswell
                                         --------------------------------------
                                         Name: Gregory T. Caswell
                                         Title:   President and Chief Executive
                                                  Officer




Date: June 6, 1995




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                                 EXHIBIT INDEX


Exhibit No.   Identity of Exhibit
- -----------   -------------------
99a.          Press Release of the Corporation and the Bank, dated May 31, 1995.





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